Verano Announces Revised Fourth Quarter and Full Year 2023 Financial Results

Record Revenue of $938 Million
Increased 2023 Net Cash Provided by Operating Activities by 16% to $110 Million
Generated $73 million in Free Cash Flow1 for 2023, Meeting Guidance

CHICAGO, March 15, 2024 (GLOBE NEWSWIRE) – Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced revised financial results for the fourth quarter and full year ended December 31, 2023, which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

Subsequent to the filing of the original press release on February 29, 2024, the Company obtained new information related to the fair value of its Massachusetts cultivation facility and recorded a corresponding $9 million fixed asset impairment. As a result, the Property, Plant and Equipment, net balance has been reduced by $9 million and net income has been reduced by $5 million as a result of the impairment, net of tax effects. As a result of these changes, conforming modifications were also made to certain ratios.

Fourth Quarter and Full Year 2023 Financial Highlights

	For the Three Months Ended,			For the Year Ended,
($ in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues, net of Discounts	$237,189	$240,088	$225,927	$938,452	$879,412
Gross Profit	117,610	133,220	103,336	475,206	423,062
Income (Loss) from Operations	(19,716)	40,288	(206,977)	84,784	(161,131)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(77,208)	(17,842)	(216,110)	(117,348)	(269,164)
Adjusted EBITDA[2]	73,376	89,349	78,713	304,871	323,567

Fourth Quarter 2023 Financial Highlights
•Revenue of $237 million, an increase of 5% year-over-year, and decrease of 1% versus the prior quarter.
•Gross profit of $118 million or 50% of revenue.
•SG&A expense of $86 million or 36% of revenue.
•Net loss of $(77) million or (33)% of revenue.
•Adjusted EBITDA2 of $73 million or 31% of revenue.
•Net cash provided by operating activities of $32 million.
•Capital expenditures of $10 million.
•Free cash flow1 of $23 million.

Full Year 2023 Financial Highlights
•Revenue of $938 million, an increase of 7% year-over-year.
•Gross profit of $475 million or 51% of revenue.
•SG&A expense of $332 million or 35% of revenue.
•Net loss of $(117) million or (13)% of revenue.
•Adjusted EBITDA2 of $305 million or 32% of revenue.
•Net cash provided by operating activities of $110 million.
•Capital expenditures of $36 million.
•Free cash flow1 of $73 million.

Management Commentary
“I'm incredibly proud of our performance in 2023, highlighted by key wins across all aspects of the business," said George Archos, Verano Founder and Chief Executive Officer. "As excitement and anticipation builds in the industry, 2024 has the potential to be a game-changing year, and Verano is well positioned to continue capitalizing on growth opportunities both in the current regulatory environment and from any state or federal reform. While we’ve never been dependent on legislation to drive sustained growth, with adult use imminent in Ohio, on the horizon in Florida and Pennsylvania, and the growing anticipation of a federal rescheduling decision, there is limitless potential for Verano. I’m thankful for all that our team accomplished in 2023, and believe the sky is the limit for what we can achieve in 2024 and beyond.”

Fourth Quarter 2023 Financial Overview
Revenue for the fourth quarter 2023 was $237 million, up 5% from $226 million for the fourth quarter 2022, and down 1% from $240 million for the third quarter 2023. The increase in revenue for the fourth quarter 2023 compared to the fourth quarter 2022 was driven primarily by strength from wholesale adult use sales in New Jersey, in addition to growth in Maryland and Florida retail.

Gross profit for the fourth quarter 2023 was $118 million or 50% of revenue, up from $103 million or 46% of revenue for the fourth quarter 2022, and down from $133 million or 55% of revenue for the third quarter 2023. The increase in gross profit for the fourth quarter 2023 compared to the fourth quarter 2022 was driven primarily by increased vertical mix and revenue growth.

SG&A expense for the fourth quarter 2023 was $86 million or 36% of revenue, up from $81 million or 36% of revenue for the fourth quarter 2022, and flat with $86 million or 36% of revenue for the third quarter 2023.

Net loss for the fourth quarter 2023 was $(77) million, or (33)% of revenue, versus a loss of $(216) million in the fourth quarter 2022, and $(18) million for the third quarter 2023. The decrease in net loss for the fourth quarter 2023 compared to the fourth quarter 2022 was due to a $229 million impairment charge in the prior year period. Excluding the impacts from impairments, net loss for the fourth quarter 2023 was primarily driven by the increase in provision for income taxes as the Company increased income from operations versus the fourth quarter 2022.

Adjusted EBITDA2 for the fourth quarter 2023 was $73 million or 31% of revenue.

Net cash provided by operating activities for the fourth quarter 2023 was $32 million, up from $29 million for the fourth quarter 2022.

Capital expenditures for the fourth quarter 2023 were $10 million, up from $9 million for the fourth quarter 2022.

Free cash flow1 for the fourth quarter 2023 was $23 million, up from $20 million for the fourth quarter 2022.

Full Year 2023 Financial Overview
Revenue for full year 2023 was $938 million, up 7% from $879 million for full year 2022. The increase in revenue for full year 2023 compared to full year 2022 was driven by a full year's adult use contribution from New Jersey in addition to adult use launches in Connecticut and Maryland.

Gross profit for full year 2023 was $475 million or 51% of revenue, up from $423 million or 48% of revenue for full year 2022. The increase in gross profit for full year 2023 compared to full year 2022 was driven primarily by increased vertical mix and revenue growth.

SG&A expense for full year 2023 was $332 million or 35% of revenue, down from $357 million or 41% of revenue for full year 2022. The decrease in SG&A expense was driven primarily by a decrease in stock based compensation.

Net loss for full year 2023 was $(117) million, or (13)% of revenue, down from $(269) million for full year 2022. The decrease in net loss for full year 2023 compared to the full year 2022 was due to a $229 million impairment charge in the prior year period. Excluding the impacts from impairments, net loss for the full year 2023 was primarily driven by the increase in provision for income taxes as the Company increased income from operations versus the full year 2022.

Adjusted EBITDA2 for full year 2023 was $305 million or 32% of revenue.

Net cash provided by operating activities for full year 2023 was $110 million, up from $94 million for full year 2022.

Capital expenditures for full year 2023 were $36 million, down from $119 million for full year 2022.

Free cash flow1 for full year 2023 was $73 million, up from $(25) million for full year 2022.

2024 Guidance
•The Company issued first quarter 2024 revenue guidance of a 5-7% decline versus the prior year period as the growing dispensary count in New Jersey continues to normalize.

Fourth Quarter 2023 Operational Highlights
•Expanded the Company's retail footprint across key markets by opening the following new dispensaries:
◦MÜV locations in Apopka, Satellite Beach and North Miami-Biscayne, Florida;
◦and Zen Leaf Newington, a social equity joint venture dispensary, raising the Company's Connecticut retail footprint to four locations statewide.
•Commenced trading on Cboe Canada, elevating the Company's capital markets strategy and presence on a senior exchange with a global platform that spans 26 markets.
•Introduced Savvy Threads, a non-plant-touching e-commerce extension of the Company's Savvy brand featuring limited-edition, artist-driven streetwear available for sale and delivery to all 50 states.
•Announced the Company's participation in a coalition of industry stakeholders as a plaintiff challenging the legality of the federal government's intervention in legal intrastate cannabis commerce under the Commerce Clause and Controlled Substances Act.
•Launched reimagined (the) Essence brand combining bespoke graphic art and terpene-rich full-spectrum products, including the new (the) Essence Nectar line, across core markets.

Subsequent Operational Highlights
•Expanded the Company's retail footprint across key markets by opening the following new dispensaries:
◦MÜV Yulee in Northeast Florida, raising the Company's current statewide retail footprint to 74 dispensaries;
◦and in Pennsylvania, opened the Company's largest nationwide dispensary, Zen Leaf Abington, and Zen Leaf Norristown - both situated in prime Philadelphia area locations - elevating Verano's statewide footprint to 18 affiliated dispensaries.
•Current operations span 13 states, comprised of 138 dispensaries and 14 production facilities with more than one million square feet of cultivation capacity.

Balance Sheet and Liquidity
As of December 31, 2023, the Company’s current assets were $394 million, including cash and cash equivalents of $175 million. The Company had a working capital deficit of $(18) million and total debt, net of issuance costs, of $446 million.

The Company’s total Class A subordinate voting shares outstanding was 344,074,096 as of December 31, 2023.

Conference Call and Webcast
A conference call and webcast discussing the results and answering analyst questions was recorded on February 29, 2024 at 8:30 a.m. ET / 7:30 a.m. CT.

•The recorded webcast can be accessed via the following link: https://events.q4inc.com/attendee/601934273 or on the Events and Presentations page of the Company’s investor relations website at investors.verano.com.
_________________________
1 Free cash flow is a non-U.S. GAAP financial measure. It is derived from U.S. GAAP net cash provided by operating activities, which is also its most directly comparable U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The reconciliation of free cash flow to U.S. GAAP net cash provided by operating activities is set forth below in the tables included in this news release.
2 Adjusted EBITDA is a non-U.S. GAAP financial measure. It is derived from EBITDA, another non-U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The most directly comparable U.S. GAAP financial measure to adjusted EBITDA is net income (loss). The reconciliation of adjusted EBITDA to U.S. GAAP net income (loss) is set forth below in the tables included in this news release.

Non-U.S. GAAP Financial Measures
Verano uses non-U.S. GAAP financial information to evaluate the performance of the Company. The terms “EBIT,” “EBITDA,” “adjusted EBITDA,” and “free cash flow” do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Accordingly, this non-U.S. GAAP financial information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

The Company calculates EBIT as net income (loss) before interest expense and income tax expense; EBITDA as net income (loss) before interest expense, income tax expense, depreciation, and amortization; adjusted EBITDA as net income (loss) plus net interest expense, income tax expense, depreciation and amortization and also excludes certain one-time extraordinary items; and free cash flow as net cash provided by operating activities less capital expenditures. The calculations of the non-U.S. GAAP financial measures used in this news release and the reconciliations to the most comparable U.S. GAAP financial numbers are included in the tables below.

Management believes that this non-U.S. GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Management reviews these non-U.S. GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated only in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

About Verano
Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano offers a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners and produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 14 production facilities with over 1,000,000 square feet of cultivation capacity. Learn more at www.verano.com.

Contacts:
Investors
Verano
Julianna Paterra, CFA
VP, Investor Relations
julianna.paterra@verano.com

Media
Verano
Steve Mazeika
VP, Communications
steve.mazeika@verano.com
312-348-4430

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

Financial Information Tables
The following tables include select financial results and the reconciliations of the non-U.S. GAAP financial measures to the respective most directly comparable U.S. GAAP financial measures for the presented periods.

VERANO HOLDINGS CORP.
Highlights from Consolidated Statements of Operations
($ in Thousands)

	For the Three Months Ended,			For the Year Ended,
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Revenues, net of Discounts	$237,189	$240,088	$225,927	$938,452	$879,412
Cost of Goods Sold, net	119,579	106,868	122,591	463,246	456,350
Gross Profit	117,610	133,220	103,336	475,206	423,062
Gross Profit %	50%	55%	46%	51%	48%
Operating Expenses
Selling, General and Administrative	85,709	86,316	81,038	331,928	356,569
Loss on Impairment of Investment in Associates	—	6,571	—	6,571	—
Loss on Impairment of Intangibles – Goodwill	37,931	—	113,031	37,931	113,031
Loss on Impairment of Intangibles – License & Fixed Assets	13,686	—	116,151	13,686	116,151
Total Operating Expenses	137,326	92,887	310,220	390,116	585,751
Income (Loss) from Investments in Associates	—	(45)	(93)	(306)	1,558
Income (Loss) from Operations	(19,716)	40,288	(206,977)	84,784	(161,131)
Other Income (Expense), net:
Loss on Disposal of Property, Plant and Equipment	(568)	(234)	(408)	(1,123)	(157)
Gain on Deconsolidation	—	—	—	—	9,560
Gain on Previously Held Equity Interest	—	—	—	—	14,103
Loss on Debt Extinguishment	—	—	(7,987)	(663)	(7,987)
Interest Expense, net	(14,708)	(15,166)	(15,349)	(59,793)	(49,431)
Other Income, net	2,056	2,145	14,083	4,593	31,640
Total Other Income (Expense), Net	(13,220)	(13,255)	(9,661)	(56,986)	(2,272)
Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest	(32,936)	27,033	(216,638)	27,798	(163,403)
Provision for Income Tax (Expense) Benefit	(44,350)	(44,797)	528	(145,146)	(105,470)
Net Income (Loss) Attributable To Non-Controlling Interest	(78)	78	—	—	291
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(77,208)	(17,842)	(216,110)	(117,348)	(269,164)

VERANO HOLDINGS CORP.
Highlights from Consolidated Balance Sheets
($ in Thousands)

	December 31,	December 31,
	2023	2022
Cash and Cash Equivalents	$174,760	$84,851
Other Current Assets	219,436	233,424
Property, Plant and Equipment, net	501,304	525,905
Intangible Assets, Net	1,086,146	1,180,766
Goodwill	231,291	269,088
Other Long-Term Assets	105,808	102,021
Total Assets	$2,318,745	$2,396,055

Total Current Liabilities	$412,188	$386,645
Total Long-Term Liabilities	666,477	667,860
Total Shareholders' Equity	1,240,080	1,341,550
Non-Controlling Interest	—	—
Total Liabilities and Shareholders' Equity	$2,318,745	$2,396,055

VERANO HOLDINGS CORP.
Segmented Revenue By State (Unaudited)

	For the Three Months Ended,	For the Year Ended,
Net Retail Sales by State	December 31, 2023	December 31, 2023
($ in thousands)
Florida	$59,695	$221,957
Illinois	29,299	123,040
New Jersey	26,337	126,876
Arizona	15,626	67,061
Pennsylvania	12,587	55,010
Maryland	10,875	28,594
Connecticut	8,862	29,673
Nevada	7,097	29,158
Ohio	5,868	25,152
Massachusetts	2,984	12,628
West Virginia	1,625	5,777
Other	4,264	16,500
Total Net Retail Sales	$185,119	$741,426

	For the Three Months Ended,		For the Year Ended,
Wholesale Sales by State	December 31, 2023		December 31, 2023
	Gross	Net[1]	Gross	Net[1]
($ in thousands)
New Jersey	$24,049	$15,511	$99,928	$51,291
Illinois	19,227	11,027	79,204	45,858
Connecticut	14,204	10,342	54,584	42,011
Maryland	8,444	5,384	28,273	19,357
Pennsylvania	7,476	3,781	29,168	15,903
Arizona	7,084	2,575	25,989	9,888
Nevada	2,924	845	10,359	2,963
Ohio	1,857	914	7,816	3,693
Massachusetts	1,640	809	6,967	3,249
West Virginia	1,665	882	5,528	2,793
Other	—	—	20	20
Total Wholesale Sales	$88,570	$52,070	$347,836	$197,026
1Net of intercompany eliminations

VERANO HOLDINGS CORP.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Non-U.S. GAAP, Unaudited)

	For the Three Months Ended,		For the Year Ended,
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
($ in thousands)
Net Cash Provided by Operating Activities	$32,349	$29,036	$109,710	$94,347
Purchase of property, plant, and equipment	(9,827)	(9,454)	(36,330)	(119,174)
Free Cash Flow	$22,522	$19,582	$73,380	$(24,827)

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBITDA (Non-U.S. GAAP, Unaudited)

	For the Three Months Ended,			For the Year Ended,
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
($ in thousands)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(77,208)	$(17,842)	$(216,110)	$(117,348)	$(269,164)
Interest Expense, net	14,708	15,166	15,349	59,793	49,431
Income Tax Expense (Benefit)	44,350	44,797	(528)	145,146	105,470
Depreciation and Amortization - COGS	18,417	18,384	18,580	73,851	78,120
Depreciation and Amortization - SG&A	17,157	16,882	16,578	67,282	63,267
Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$17,424	$77,387	$(166,131)	$228,724	$27,124

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBIT (Non-U.S. GAAP) and Adjusted EBITDA (Non-U.S. GAAP, Unaudited)

	For the Three Months Ended,			For the Year Ended,
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
($ in thousands)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(77,208)	$(17,842)	$(216,110)	$(117,348)	$(269,164)
Interest Expense, Net	14,708	15,166	15,349	59,793	49,431
Income Tax Expense	44,350	44,797	(528)	145,146	105,470
Earnings Before Interest, Taxes (EBIT)	$(18,150)	$42,121	$(201,289)	$87,591	$(114,263)

COGS Add-backs:
Depreciation and Amortization - COGS	18,417	18,384	18,580	73,851	78,120
Acquisition, Transaction and Other Non-operating Costs	—	—	695	—	20,804
Employee Stock Compensation	970	625	2,231	2,669	8,003

SG&A Add-backs:
Depreciation and Amortization - SG&A	17,157	16,882	16,578	67,282	63,267
Acquisition, Transaction and Other Non-operating Costs	595	617	1,043	2,177	22,224
Employee Stock Compensation	3,281	4,062	2,599	10,561	31,051

Impairment - Goodwill, License & Fixed Assets	51,617	—	229,182	51,617	229,182

Acquisition Adjustments and Other Income (Expense), net	(511)	6,658	9,094	9,123	(14,821)

Adjusted EBITDA	$73,376	$89,349	$78,713	$304,871	$323,567
Net Loss Margin	(33)%	(7)%	(96)%	(13)%	(31)%
Adjusted EBITDA Margin	31%	37%	35%	32%	37%